FORM OF
FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Trust for Professional Managers (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into as of January 24, 2022 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement (which has been incorporated by reference to a predecessor ETF Distribution Agreement between the Parties effective as of September 30, 2020, as amended (the “Predecessor Agreement”)) to add one additional Fund; and

WHEREAS, Section 8(c) of the Agreement (which has been incorporated by reference to the Predecessor Agreement) requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto to reflect the addition of the Convergence Long/Short Equity ETF, a series of the Trust.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRUST FOR PROFESSIONAL MANAGERS	FORESIDE FUND SERVICES, LLC

By:	By:
Name: John P. Buckel	Name: Mark Fairbanks
Title: President	Title: Vice President

ETF DISTRIBUTION AGREEMENT EXHIBIT A
Effective: ____________, 2021

Mairs & Power Minnesota Municipal Bond ETF
CrossingBridge Pre-Merger SPAC ETF
Convergence Long/Short Equity ETF